EXHIBIT D

Form of Notice of Withdrawal of Tender

(To be provided only to members that call and request the form.)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

SUSA REGISTERED FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated December 23, 2016

The Offer and withdrawal rights will expire at, and this Notice of Withdrawal must be received by the Fund by, 12:00 midnight, Eastern Time, on Tuesday, January 24, 2017, unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail or Fax to:

BNY Mellon Alternative Investment Services
400 Bellevue Parkway, 2nd Floor
Mailstop 19C-0204
Wilmington, Delaware 19809
Attention: Investor Services

Fax: (508) 599-4170

For additional information:
Phone: (866) 270-1948
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Susa Registered Fund, L.L.C.
Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in Susa Registered Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[   ] Entire limited liability company interest.

[   ] Portion of limited liability company interest expressed as a specific dollar value.

$ _________________

[   ] Portion of limited liability company interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name of Investor	Print Name of Investor

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory

Date: __________________________

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